Exhibit 10.5

1ST CENTURY BANCSHARES, INC.
2013 EQUITY INCENTIVE PLAN

STOCK APPRECIATION RIGHTS GRANT AGREEMENT

This Stock Appreciation Rights Grant Agreement (“Agreement”) is effective as of the Date of Grant stated in the accompanying Notice of Stock Appreciation Rights Grant (“Notice”), between 1st Century Bancshares, Inc., a Delaware corporation (“Company”) and the Grantee stated in the Notice (“Grantee”), who is an employee of the Company or one of its subsidiaries.  The Notice is incorporated herein by this reference and made a part of this Agreement.

1.
Grant of Stock Appreciation Rights. The Company hereby grants to Grantee stock appreciation rights (“SARs”) with respect to the number of shares of common stock stated in the Notice (“Shares”).  In addition to continuous status as an employee of the Company, this grant may be conditioned on the achievement of performance goals during the Performance Period as stated in the Notice (“Performance Period”).  Except as provided in Section 8 below, the SARs shall neither vest nor become exercisable unless Grantee is employed by the Company or one of its subsidiaries continuously from the Date of Grant stated in the Notice (“Date of Grant”) until the Vesting Date(s) stated in the Notice (“Vesting Date”).  This grant is subject to the terms and conditions of this Agreement, the Notice and the applicable terms and conditions of the 1st Century Bancshares, Inc. 2013 Equity Incentive Plan (“Plan”).

2.	Grant Price. The Grant Price is stated in the Notice (“Grant Price”) and shall be the fair market value per share of Company common stock on the Date of Grant.

4.
Value of the SARs; Payment in Whole Shares.  Upon exercise of the SARs, for each Share with respect to which a SAR is exercised, Grantee shall be entitled to receive value equal to the difference between the fair market value of a Share on the date of exercise minus the Grant Price.  The Company shall pay the value owing to Grantee upon exercise in whole Shares, rounded down.  No cash will be awarded upon exercise, and no fractional shares will be issued or delivered.

5.	Vesting. Except as provided in Section 8, the SARs that are available for exercise in accordance with Section 2 shall vest and become exercisable on the Vesting Date.

6.	Term of SARs. The SARs shall terminate on the Expiration Date stated in the Notice (“Expiration Date”). Thereafter, the SARs shall not be exercisable.

7.
Method of Exercise. Grantee may exercise the SARs by written notice to the Company in a form satisfactory to the Company stating that Grantee has elected to exercise the SARs and stating the number of Shares as to which the SARs are to be exercised.  The date of the Company’s actual receipt of the notice shall be treated as the date of exercise of the SARs.

8.	Termination of Employment.

a.
General Rule.  In consideration of this grant, Grantee agrees that, while the Company or a subsidiary employs Grantee, Grantee shall devote Grantee’s entire time, energy, and skills to the service of the Company or a subsidiary and for the promotion of its interests and the achievement of the performance goals.  Except as otherwise provided in this Section, if Grantee does not remain continuously in the employ of the Company or a subsidiary until the Vesting Date (e.g., voluntary or involuntary termination of employment or retirement), this grant shall terminate immediately and become null and void, all rights hereunder shall cease, and Grantee shall not be entitled to exercise the SARs with respect to any Shares.

b.
Death or Disability after Performance Period.  In the event of Grantee’s termination of employment due to death or “disability,” as defined in Section 409A(a)(2)(C) of the Code after the Performance Period, if any, the SARs shall become immediately vested and exercisable for the number of Shares with respect to which the SARs are exercisable.  The SARs shall be exercisable for the lesser of twelve (12) months from the date of death or disability or until the Expiration Date.

c.
Termination of Employment after Vesting for Reasons other than Death or Disability.  If Grantee’s employment terminates following vesting for any reason other than those described in Sections 8.b. and 8.c. above, the SARs that are vested and exercisable as of such termination date shall continue to be exercisable for three (3) months after such termination.  Grantee’s employment shall not be treated as terminated in the case of a transfer of employment within or between the Company and its subsidiaries or in the case of sick leave or other approved leave of absences.

9.
Issuance of Shares; Registration; Withholding Taxes. As soon as practicable after the exercise date of the SARs, the Company shall cause to be issued and delivered to Grantee, or for Grantee’s account, a certificate or certificates for the Shares to which Grantee is entitled.  The Company may postpone the issuance or delivery of the Shares until (a) the completion of registration or other qualification of such Shares or transaction under any state or federal law, rule or regulation, or any listing on any securities exchange, as the Company shall determine to be necessary or desirable; (b) the receipt by the Company of such written representations or other documentation as the Company deems necessary to establish compliance with all applicable laws, rules, and regulations, including applicable federal and state securities laws and listing requirements, if any; and (c) the payment to the Company, upon its demand, of any amount requested by the Company to satisfy any federal, state, or other governmental withholding tax requirements related to the exercise of the SARs.  The Company shall have the right to withhold with respect to the payment of any Shares any taxes required to be withheld because of such payment, including the withholding of Shares otherwise payable due to exercise of the SARs.  Grantee shall comply with any and all legal requirements relating to Grantee’s resale or other disposition of any Shares acquired under this Agreement.  The certificates representing the Shares acquired pursuant to the exercise of the SARs may bear such legend as described in Section 13 below or as the Company otherwise deems appropriate to ensure compliance with applicable law.

10.
Nontransferability of SARs. The SARs and this Agreement shall not be assignable or transferable by Grantee other than by will or by the laws of descent and distribution.  During Grantee’s lifetime, the SARs and all rights of Grantee under this Agreement may be exercised only by Grantee (or by Grantee’s legal guardian or legal representative).  If the SAR is exercised after Grantee’s death, the Company may require evidence reasonably satisfactory to it of the appointment and qualification of Grantee’s personal representatives or executors and their authority and of the right of any heir or distributee to exercise the SARs.  Any purported transfer or assignment of the SARs shall be void and of no effect, and shall give the Company the right to terminate the SARs as of the date of such purported transfer or assignment.  Notwithstanding the foregoing, with the consent of the Compensation Committee of the Board of Directors of the Company (“Committee”), Grantee may transfer the SARs to a revocable trust under which Grantee is both the trustee and the beneficiary.

11.
SARs/Share Adjustments. The number of SARs/Shares and the Grant Price shall be adjusted proportionately for any increase or decrease in the number of issued shares of Company common stock by reason of a reorganization, merger, recapitalization, reclassification, stock split, stock dividend, or other like change in the capital structure of the Company.  The adjustment required shall be made by the Committee, whose determination shall be conclusive.  In no event shall the adjusted Grant Price be less than the fair market value of the adjusted SARs/Shares on the Date of Grant.

12.
No Rights as Shareholder. Grantee shall acquire none of the rights of a shareholder of the Company with respect to the SARs until a certificate for Shares is issued to Grantee following the exercise of the SARs.

13.
Registration of Shares. If a registration statement under the Securities Act of 1933 (“Act”) with respect to Shares issuable upon exercise of the SARs is not in effect at the time of exercise, or if a registration statement with respect to the Shares is in effect but not with respect to Grantee’s resale thereof and Grantee is an “affiliate” of the Company, then, in either such case, (a) as a condition of the issuance of the Shares, the person exercising such SARs shall give the Company a written statement, satisfactory in form and substance to the Company, acknowledging that such Shares may be reoffered or resold by Grantee only pursuant to Rule 144 or a separate registration statement under the Act, and (b) the Company may place upon any stock certificate for Shares the following legend or such other legend as the Company may prescribe to prevent disposition of the Shares in violation of the Act:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS.  FURTHERMORE, NO OFFER, SALE, TRANSFER, PLEDGE, OR HYPOTHECATION MAY BE MADE WITHOUT APPROVAL OF COUNSEL FOR 1ST CENTURY BANCSHARES, INC. AFFIXED TO THIS CERTIFICATE.  THE STOCK TRANSFER AGENT HAS BEEN ORDERED TO EFFECTUATE TRANSFERS OF THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS.

14.
Grantee Bound by Plan.  Grantee hereby acknowledges receipt of a copy of the Plan and acknowledges that Grantee shall be bound by its terms, regardless of whether such terms have been set forth in this Agreement.  If there is any inconsistency between the terms of the Plan and the terms of this Agreement, Grantee shall be bound by the terms of the Plan.

15.
Employment Rights. Neither the Plan nor the granting of the SARs shall be a contract of employment with the Company or any of its subsidiaries.  Subject to other applicable agreements with Grantee, the Company or a subsidiary may discharge Grantee from employment at any time.

16.
Amendment. This Agreement may be amended by the Committee at any time based on its determination that the amendment is necessary or advisable in light of any addition to, or change in, the Code or regulations issued thereunder, or any federal or state securities law or other law or regulation, or the Plan, or based on any discretionary authority of the Committee under the Plan.  However, unless necessary or advisable due to a change in law, any amendment to this Agreement which has a material adverse effect on the interest of Grantee under this Agreement shall be effective only with the consent of Grantee.

17.
No Advice, Warranties, or Representations. The Company is not providing Grantee with advice, warranties, or representations regarding any of the legal or tax effects to Grantee with respect to the SARs.  Grantee is encouraged to seek legal and tax advice from Grantee’s own legal and tax advisors.

18.
Code Section 409A. This grant of SARs has been structured to meet the requirements for a stock appreciation right that does not provide for a “deferral of compensation” as defined in Section 1.409A-1(b) of the Treasury Regulations.

19.
Miscellaneous.  This Agreement, the Notice and the Plan set forth the final and entire agreement between the parties with respect to the subject matter hereof, which shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed in California.  This Agreement shall bind and benefit Grantee, the heirs, distributees, and personal representative of Grantee, and the Company and its successors and assigns.

BY ACCEPTING THIS AGREEMENT AND THE SARS GRANTED PURSUANT TO THIS AGREEMENT, GRANTEE AGREES TO ALL THE TERMS AND CONDITIONS DESCRIBED IN THIS AGREEMENT, IN THE NOTICE AND IN THE PLAN.